UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒                    Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to ☐240.14a-12

JPMorgan Chase & Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2019.
JPMORGAN CHASE & CO.	Meeting Information
COMPUTERSHARE P.O. BOX 505000 LOUISVILLE, KY 40233	Meeting Type: Annual Meeting For holders as of: March 22, 2019 Date: May 21, 2019 Time: 10:00 AM Central Time Location: Chase Tower 21 South Clark Street Chicago, Illinois 60603

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR code on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR code below.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 7, 2019, to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR code above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote

FOR the following proposals:

1.  Election of Directors

1a.  Linda B. Bammann

1b.  James A. Bell

1c.  Stephen B. Burke

1d.  Todd A. Combs

1e.  James S. Crown

1f.   James Dimon

1g.  Timothy P. Flynn

1h.  Mellody Hobson

1i.   Laban P. Jackson, Jr.

1j.   Michael A. Neal

1k.  Lee R. Raymond

2.  Advisory resolution to approve executive compensation

3.  Ratification of independent registered public accounting firm

The Board of Directors recommends you vote

AGAINST the following shareholder proposals:

4.  Gender pay equity report

5.  Enhance shareholder proxy access

6.  Cumulative voting

The proxies are authorized to vote in their discretion on all other matters that may properly come before the meeting and any adjournment thereof.

JPMorgan Chase Tower — Chase Tower is located in Chicago, Illinois at 21 South Clark Street. The meeting will be held on the 56th Floor.

If you plan to attend the meeting in person, you will be required to present a valid form of government-issued photo identification, such as a driver’s license or passport, and proof of ownership of our common stock as of our record date March 22, 2019. For more information see “Information about the annual shareholder meeting” in the proxy statement.